UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): August 25, 2011
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2014

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2014, Shiloh Industries Inc. (the "Company") named Eric McAlexander, 57, as Vice President Operations. Mr. McAlexander has an extensive background in the automotive industry, with a focus on global operations. Prior to joining the Company, Mr. McAlexander served as Vice President of Global Supply Chain of Federal-Mogul Corporation. Mr. McAlexander joined Federal-Mogul Corporation in 1993 and held a number of executive positions, including vice president, global operations and senior vice president, global manufacturing and quality. The Company has not entered into an employment agreement with Mr. McAlexander, and he will serve at the pleasure of the Company's Board of Directors.

In connection with his hiring, the Company entered into an Offer Letter dated March 21, 2014, with Mr. McAlexander. Under the Offer Letter, Mr. McAlexander will be paid an initial base salary of $300,000 per year and will be eligible to participate in the Company's management incentive plan, with an initial target annual bonus opportunity equal to 50% of his base salary. For the Fiscal Year 2014 management incentive bonus plan, Mr. McAlexander's bonus will be a minimum payout of 90% of the prorated targeted amount. For 2015 and ongoing full employment years worked, he will receive a minimum of $350,000 salary and bonus combined. In addition, Mr. McAlexander will receive a $50,000 special bonus payable no later than his first year anniversary.

On his start date, Mr. McAlexander will be granted 5,000 shares of restricted stock with a value equal to $92,950. The restricted stock will vest in four equal annual installments of 25% each year on the first four anniversaries of his Start Date and will be subject to the terms and conditions of the Shiloh Industries, Inc. Amended and Restated 1993 Key Employee Stock Incentive Plan (the “Plan”) and the related award agreement.

On April 14, 2014, the Company appointed Anthony M. Parente to a newly created position, Executive Director of Manufacturing Technical Services. This role will focus on manufacturing effectiveness, capacity and infrastructure planning.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2014	SHILOH INDUSTRIES, INC. By: /s/ Thomas M. Dugan Name: Thomas M. Dugan Title: Vice President of Finance and Treasurer